                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                         NATURAL RESOURCE PARTNERS L.P.
             (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                                    35-2164875
(State of Incorporation or Organization)       (IRS Employer Identification No.)

                            601 JEFFERSON, SUITE 3600
                              HOUSTON, TEXAS 77002

              (Address of Principal Executive Offices and Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-86582.

         Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                                                    Name Of Each Exchange On Which
         To Be So Registered                                                    Each Class Is To Be Registered
         -------------------                                                    ------------------------------

         Common units representing limited partnership interests                New York Stock Exchange

         Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The class of securities to be registered hereby are the common units representing limited partnership interests (the "Common Units"), of Natural Resource Partners L.P., a Delaware limited partnership (the "Company").

         A description of the Company's Common Units will be set forth under the captions "Cash Distribution Policy," "Description of Common Units," "The Partnership Agreement" and "Material Tax Consequences" in the prospectus to be filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Company's Registration Statement on Form S-1 (Registration No. 333-86582), as amended, (the "Form S-1 Registration Statement"), initially filed with the Securities and Exchange Commission on April 19, 2002. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

ITEM 2. EXHIBITS.

         The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified, which have been filed with the Securities and Exchange Commission.

   Exhibit No.    Description
   -----------    -----------

         1.       Company's Form S-1 Registration Statement, (Registration No.
                  333-86582), as filed with the Securities and Exchange
                  Commission on April 19, 2002 -- incorporated herein by reference.

         2. Certificate of Limited Partnership of the Registrant -- incorporated herein by reference to Exhibit 3.1 to the Form
                  S-1 Registration Statement.

         3.       Form of First Amended and Restated Agreement of Limited
                  Partnership of the Registrant -- incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration
                  Statement.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         NATURAL RESOURCE PARTNERS L.P.

                                         By: NRP (GP) LP
                                         Its General Partner

                                         By: GP Natural Resource Partners LLC
                                         Its General Partner

Date: September 27, 2002                 By: /s/ DWIGHT L. DUNLAP
                                             -----------------------------------
                                         Name:  Dwight L. Dunlap
                                         Title: Chief Financial Officer



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